Exhibit 99.1

Azenta Reports Fourth Quarter and Full Year Fiscal 2022 Results, Authorizes $1.5 Billion Share Repurchase Program

●	Delivered on Expected Q4’22 Revenue of $138 million
●	Strong Double-Digit Organic Growth Excluding COVID for Q4 and Full Fiscal Year
●	Plan to Repurchase at Least $1 Billion of Common Stock Over the Coming Year, Including $500 Million Accelerated Share Repurchase Program
●	30% Total Revenue Growth Expected in Fiscal 2023

CHELMSFORD, Mass., November 14, 2022 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the fourth quarter and fiscal year ended September 30, 2022.

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2022	2021	Change	2022	2021	Change
Revenue from Continuing Operations	$138	$137	0%	$555	$514	8%
Organic growth ex-COVID impacts			12%			17%
Life Sciences Products	$48	$53	(9)%	$199	$200	0%
Life Sciences Services	$89	$84	6%	$356	$314	13%

Diluted EPS Continuing Operations	$(0.07)	$(0.30)	76%	$(0.15)	$(0.39)	61%
Diluted EPS Total	$(0.28)	$0.29	(195)%	$28.48	$1.49	nm

Non-GAAP Diluted EPS Continuing Operations	$0.16	$0.12	34%	$0.51	$0.48	6%
Adjusted EBITDA Continuing Operations	$9	$21	(55)%	$62	$86	(27)%

Management Comments

Steve Schwartz, President and CEO, stated, “We exit fiscal 2022 having successfully transformed into a standalone life sciences business with significant opportunities ahead of us. We achieved strong double-digit organic growth of 12% in the quarter and 17% in the fiscal year, excluding estimated COVID impacts. In the fourth quarter of fiscal 2022, we regained momentum in our genomics business and saw sustained strength in large-automated stores, which posted another record bookings quarter. We remain focused on execution and on driving broader adoption of our unique offerings.

“We’re also pleased to announce that our Board has authorized a new $1.5 billion share repurchase program and we intend to repurchase at least $1 billion of common stock over the coming year, beginning with a $500 million accelerated share repurchase. This program is a testament to our commitment to returning value to shareholders. It underscores our strong capital position, and our view that we have significant upside opportunity. Even with this meaningful repurchase of shares, we expect to have sufficient capital available to deploy for additional growth investment consistent with our long-term strategy, and we will continue to generate value for shareholders as we pursue opportunities to extend our industry leading position.

“We also announced that as part of our ongoing transformation we are nominating two new directors to our board. Both are outstanding life sciences executives with track records of creating value who will stand for election at our next annual shareholder meeting. These nominees will replace two of our directors who will not be standing for re-election.”

Summary of Fourth Quarter and Full Year Fiscal 2022 Results

Revenue excludes revenue from the Semiconductor Automation business which was sold on February 1, 2022. Profits related to this business are included in discontinued operations. The Company has referenced in the explanation of revenue the estimated impact of COVID. Estimated impact of COVID includes the estimated revenue contribution from products delivered and services rendered to support COVID testing and research, and estimated constraints on the business due to disruptions in customer demand or the Company’s ability to deliver in the COVID environment.

Fourth Quarter, Fiscal 2022

Summary of GAAP Results

●	Revenue was $138 million, flat year over year and up 4% sequentially. Year over year organic growth was 2%, which excludes over 4 percentage points of headwind from foreign exchange and a 3 percentage point contribution from the acquisition of Barkey Holding GmBH (“Barkey”) completed on July 1, 2022.
●	Organic growth was 12% year over year when excluding the COVID impact in both periods. The estimated COVID impact was approximately $1 million in the fourth quarter of fiscal 2022 compared to a $12 million contribution in the prior year period.
●	Life Sciences Products revenue declined 9% year over year mainly due to lower revenue in the consumables and instruments (“C&I”) business, partially offset by strong high-teens growth in our large-automated stores business. The acquisition of Barkey contributed $4 million to revenue. Organic revenue declined 10% year over year and was up 13% excluding COVID impacts in both periods.
●	Life Sciences Services revenue grew 6% year over year, with 9% growth in sample repository solutions (“SRS”) driven by revenue from stored samples and 6% growth in genomics driven by next-generation and sanger sequencing. Organic growth was 10% year over year and up 11% excluding COVID impacts in both periods.
●	Operating loss was $15 million, a $7 million improvement year over year primarily due to the retirement of tradenames related to the rebranding of the Life Sciences business that took place in the fourth quarter of 2021. Gross margin was 42.3%, down 600 basis points year over year.
●	Diluted EPS from continuing operations was ($0.07) compared to ($0.30) in fourth quarter of fiscal 2021. Total diluted EPS of ($0.28) includes ($0.21) of diluted EPS primarily from tax adjustments in discontinued operations related to the sale of the Semiconductor Automation business. Other income included $10 million of net interest income versus a $0.4 million expense in the prior year period.

Fourth quarter 2021 non-operating expenses included $16 million of charges for the release of a tax indemnification asset, which was offset within the tax expense with the reduction of tax liability.

Summary of Non-GAAP Results

●	Operating income was $2 million and operating margin was 1.5%, down 670 basis points year over year. Gross margin was 43.8%, down 580 basis points year over year. Operating expense in the quarter was $58 million, up $1 million year over year. Inflation, foreign exchange and product mix as well as incremental strategic investments for growth added pressure to the Company’s margin performance in the fourth quarter of fiscal 2022.
●	Diluted EPS for the fourth quarter of fiscal 2022 was $0.16, up $0.04 versus one year ago.
●	Adjusted EBITDA, which excludes stock-based compensation, was $9 million and Adjusted EBITDA margin was 6.9%, down 860 basis points year over year.

Full Year, Fiscal 2022

Summary of GAAP Results

●	Revenue for fiscal 2022 was $555 million, up 8% year over year. Organic growth was 9%, which excludes a 2 percentage point headwind from foreign exchange and a 2 percentage point contribution from acquisitions.
●	Organic growth was 17% year over year when excluding the estimated COVID impact in both periods. The COVID impact was $22 million in fiscal 2022 compared to $53 million the prior year.
●	Life Sciences Products revenue was $199 million, flat year over year driven by lower C&I revenue offset by increases across all other business lines and the addition of Barkey in July 2022. Organic revenue declined 1% year over year and was up 13% excluding estimated COVID impacts in both periods.
●	Life Sciences Services revenue was $356 million, up 13% year over year, with 18% growth in SRS driven by stored samples and 11% growth in genomics with expansion across all major business lines. Organic growth was 15% year over year and was 18% excluding COVID impacts in both periods.
●	Operating loss was $25 million, a $6 million improvement year over year primarily due to the retirement of tradenames related to the rebranding of the Life Sciences business and a charge related to liabilities for tariffs related to imports in prior fiscal years that took place during fiscal 2021 and did not repeat in fiscal 2022, partially offset by inflation and investment in the business. Gross margin was 46.0%, down 150 basis points year over year.
●	Diluted EPS from continuing operations was ($0.15) compared to ($0.39) in fiscal 2021. Total diluted EPS of $28.48 includes $28.63 of diluted EPS from discontinued operations related to the sale of the Semiconductor Automation business. Other income included $16 million of net interest income versus a $1 million expense in the prior year.

Summary of Non-GAAP Results

●	Operating income was $28 million and operating margin was 5.1%, down 400 basis points year over year. Gross margin was 47.3% down 280 basis points year over year. Operating expense was $234 million, up $24 million year over year. Full year margins were impacted by inflation and strategic investments for growth as well as unfavorable foreign exchange and product mix weighing on second half results.

●	Diluted EPS for fiscal 2022 was $0.51, up $0.03 versus fiscal 2021.
●	Adjusted EBITDA, which excludes stock-based compensation, was $62 million and Adjusted EBITDA margin was 11.3%, down 550 basis points year over year.

Cash and Liquidity as of September 30, 2022

●	The Company ended fiscal year 2022 with a total balance of cash, cash equivalents, restricted cash and marketable securities of $2.3 billion.

Subsequent Events

●	On October 3, 2022, the Company completed the acquisition of B Medical Systems S.a.r.l (“B Medical”), a global leader in temperature-controlled storage and transportation solutions for approximately $422 million in cash, which includes an adjustment for cash acquired and other items. Additional cash consideration, up to approximately $50 million, may be paid upon achievement of certain future performance milestones.
●	Following the completion of the B Medical acquisition, the Company had a total balance of cash, cash equivalents, restricted cash and marketable securities of approximately $1.9 billion.

New Share Repurchase Program

The Company’s Board of Directors has approved a share repurchase authorization of $1.5 billion in common stock. The Company intends to repurchase at least $1 billion in common stock over the next year, including an accelerated share repurchase (ASR) program to repurchase approximately $500 million in common stock. Azenta intends to enter into an ASR agreement in the coming days.

Repurchases of the Company’s common stock may be made in the open market or through privately negotiated transactions (including the ASR program), or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, subject to market and business conditions, legal requirements, and other factors. This share repurchase authorization does not obligate Azenta to acquire any particular amount of common stock, and share repurchases may be commenced or suspended at any time at the Company’s discretion.

Board of Directors Nominations

Today the Company announced that Tina S. Nova, Ph.D. and Dorothy E. Puhy have been nominated for election to its Board of Directors at the Company’s 2023 Annual General Meeting. Current directors Mark Wrighton, Ph.D. and Alfred Woollacott, III have stated their intention to retire from the Board and not to stand for re-election. Please refer to the Company’s separate press release for further information.

Guidance for Continuing Operations for First Quarter and Full Year Fiscal 2023

The Company announced guidance for continuing operations for the first quarter and full year fiscal 2023.

For the first quarter, revenue is expected to be in the range of $175 to $190 million and non-GAAP diluted earnings per share is expected to be in the range of $0.08 to $0.16. GAAP diluted earnings per share from continuing operations is expected to be in the range of ($0.20) to ($0.12).

For the full year, total revenue is expected to grow approximately 30%.

Conference Call and Webcast

Azenta management will webcast its fourth quarter and full year fiscal 2022 earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Management’s responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta’s website at https://investors.azenta.com/events, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-936-4761 (US & Canada only) or +1-212-231-2922 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Other forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our focus and execution and adoption of our offerings, our ability to improve or retain our market position, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property;

uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our Semiconductor Automation business; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally.

Azenta is headquartered in Massachusetts, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:
Sara Silverman

Head of Investor Relations

978.262.2635

ir@azenta.com

Sherry Dinsmore

978.262.2400

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended				Year Ended
	September 30,				September 30,
	2022		2021		2022		2021

Revenue
Products		$42,944		$53,115		$180,950		$181,036
Services		94,624		83,824		374,548		332,667
Total revenue		137,568		136,939		555,498		513,703
Cost of revenue
Products		26,478		25,118		100,044		96,678
Services		52,973		45,678		199,870		173,216
Total cost of revenue		79,451		70,796		299,914		269,894
Gross profit		58,117		66,143		255,584		243,809
Operating expenses
Research and development		7,647		6,599		27,542		22,412
Selling, general and administrative		64,704		80,453		252,065		252,101
Restructuring charges		393		332		712		385
Total operating expenses		72,744		87,384		280,319		274,898
Operating loss		(14,627)		(21,241)		(24,735)		(31,089)
Interest income		10,353		129		20,286		632
Interest expense		(478)		(552)		(4,589)		(2,037)
Loss on extinguishment of debt		—		—		(632)		—
Other income (expenses), net		1,352		(16,212)		(266)		(16,475)
Income (loss) before income taxes		(3,400)		(37,877)		(9,936)		(48,969)
Income tax provision (benefit)		$1,910		$(15,480)		$1,350		$(20,100)
Loss from continuing operations		(5,310)		(22,397)		(11,286)		(28,869)
(Loss) income from discontinued operations, net of tax		$(15,454)		$44,202		$2,144,145		$139,616
Net (loss) income		(20,765)		21,805		2,132,859		110,747
Basic net (loss) income per share:	$		$		$		$
Loss from continuing operations		(0.07)		(0.30)		(0.15)		(0.39)
(Loss) income from discontinued operations, net of tax		$(0.21)		$0.59		$28.63		$1.88
Basic net (loss) income per share		(0.28)		0.29		28.48		1.49
Diluted net (loss) income per share:	$		$		$		$
Loss from continuing operations		(0.07)		(0.30)		(0.15)		(0.39)
(Loss) income from discontinued operations, net of tax		$(0.21)		$0.59		$28.63		$1.88
Diluted net (loss) income per share		(0.28)		0.29		28.48		1.49
Weighted average shares used in computing net income per share:
Basic		75,010		74,330		74,897		74,229
Diluted		75,010		74,532		74,897		74,455

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	September 30,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$658,274	$227,427
Short-term Marketable securities	911,764	81
Accounts receivable, net	163,759	119,877
Inventories	85,544	60,398
Derivative asset	124,789	—
Short-term restricted cash	382,596	7,146
Prepaid expenses and other current assets	132,620	51,052
Current assets held for sale	—	311,385
Total current assets	2,459,346	777,366
Property, plant and equipment, net	154,470	130,719
Long-term marketable securities	352,020	3,598
Long-term deferred tax assets	1,169	10,043
Goodwill	513,623	469,356
Intangible assets, net	178,401	186,534
Other assets	57,093	58,068
Non-current assets held for sale	—	183,828
Total assets	$3,716,122	$1,819,512
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$38,654	$42,360
Deferred revenue	39,748	25,724
Accrued warranty and retrofit costs	2,890	2,330
Accrued compensation and benefits	41,898	33,183
Accrued income taxes payable	28,419	8,711
Accrued expenses and other current liabilities	78,937	103,841
Current liabilities held for sale	—	128,939
Total current liabilities	230,546	345,088
Long-term debt	—	49,677
Long-term tax reserves	1,684	1,973
Long-term deferred tax liabilities	64,555	13,030
Long-term pension liabilities	261	705
Long-term operating lease liabilities	49,227	45,088
Other long-term liabilities	6,463	6,173
Non-current liabilities held for sale	—	32,444
Total liabilities	352,736	494,178
Stockholders’ Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 88,482,125 shares issued and 75,020,256 shares outstanding at September 30, 2022, 87,808,922 shares issued and 74,347,053 shares outstanding at September 30, 2021	885	878
Additional paid-in capital	1,992,017	1,976,112
Accumulated other comprehensive income	(83,916)	19,351
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Retained earnings (accumulated deficit)	1,655,356	(470,051)
Total stockholders’ equity	3,363,386	1,325,334
Total liabilities and stockholders’ equity	$3,716,122	$1,819,512

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands, except share and per share data)

	Year Ended
	September 30,
	2022	2021
Cash flows from operating activities
Net income	$2,132,859	$110,747
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,702	65,333
Impairment of intangible assets	—	13,364
Stock-based compensation	10,666	27,456
Amortization of premium on marketable securities and deferred financing costs	(1,894)	225
Deferred income taxes	24,469	(17,265)
Loss on extinguishment of debt	632	—
(Gain) loss on disposals of property, plant and equipment	(21)	260
(Gain) loss on sale of divestiture, net of tax	(2,130,265)	948
Fees paid stemming from divestiture	(52,461)	—
Taxes paid stemming from divestiture	(431,600)	—
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable	(31,397)	(69,643)
Inventories	(66,629)	(50,443)
Accounts payable	(3,926)	30,967
Deferred revenue	16,599	(3,939)
Accrued warranty and retrofit costs	303	54
Accrued compensation and tax withholdings	11,404	7,298
Other current assets and liabilities	1,513	34,495
Net cash (used in) provided by operating activities	(466,046)	$149,857
Cash flows from investing activities
Purchases of property, plant and equipment	(73,435)	(52,805)
Purchases of technology intangibles	(4,000)	—
Purchases of marketable securities	(1,975,599)	(151)
Sales and maturities of marketable securities	705,384	121
Proceeds from divestiture, net of cash transferred	2,939,116	—
Acquisitions / dispositions, net of cash acquired	(125,876)	(93,712)
Adjustment from proceeds from divestiture	—	(1,802)
Settlement (issuance) of note receivables	—	2,000
Net cash provided by (used in) investing activities	1,465,590	$(146,349)
Cash flows from financing activities
Proceeds from issuance of common stock	5,245	5,812
Principal payments on debt	(49,725)	(828)
Payments of finance leases	(388)	(1,164)
Payment for contingent consideration related to acquisition	(10,400)	—
Common stock dividends paid	(7,494)	(29,726)
Net cash used in financing activities	$(62,762)	$(25,906)
Effects of exchange rate changes on cash and cash equivalents	(180,819)	5,205
Net increase (decrease) in cash, cash equivalents and restricted cash	755,963	(17,193)
Cash, cash equivalents and restricted cash, beginning of period	285,333	302,526
Cash, cash equivalents and restricted cash, end of period	1,041,296	$285,333
Supplemental disclosures:
Cash paid for interest	469	1,435
Cash paid for income taxes, net	$482,090	$38,020

	September 30,	September 30,
	2022	2021
Cash and cash equivalents of continuing operations	658,274	227,427
Cash and cash equivalents included in assets held for sale	—	45,000
Short-term restricted cash	382,595	7,145
Long-term restricted cash included in other assets	427	5,761
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$1,041,296	$285,333

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	September 30, 2022		June 30, 2022		September 30, 2021
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net loss from continuing operations	$(5,310)	$(0.07)	$(7,015)	$(0.09)	$(22,397)	$(0.30)
Adjustments:
Amortization of intangible assets	8,801	0.12	7,557	0.10	9,515	0.13
Impairment of intangible assets	—	—	—	—	13,364	0.18
Restructuring charges	393	0.01	23	0.00	332	0.00
Merger and acquisition costs	6,959	0.09	1,662	0.02	8,427	0.11
Rebranding and transformation costs	536	0.01	289	0.00	827	0.01
Indemnification asset release	—	—	—	—	16,007	0.21
Tax adjustments (1)	2,510	0.03	8,417	0.11	(10,345)	(0.14)
Tax effect of adjustments	(2,130)	(0.03)	(2,143)	(0.03)	(6,967)	(0.09)
Non-GAAP adjusted net income from continuing operations	$11,759	$0.16	$8,790	$0.12	$8,763	$0.12
Stock based compensation, pre-tax	(49)	(0.00)	3,485	0.05	5,138	0.07
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	(42)	(0.00)	2,962	0.04	4,367	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$11,717	$0.16	$11,752	$0.16	$13,131	$0.18

Shares used in computing non-GAAP diluted net income per share	—	75,010	—	74,989	—	74,532

	Year Ended
	September 30, 2022		September 30, 2021
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net loss from continuing operations	$(11,286)	$(0.15)	$(28,869)	$(0.39)
Adjustments:
Amortization of intangible assets	32,289	0.43	37,372	0.50
Restructuring charges	712	0.01	385	0.01
Tariff adjustment	(484)	(0.01)	5,497	0.07
Merger and acquisition costs	17,929	0.24	20,662	0.28
Impairment of intangible assets	—	—	13,364	0.18
Rebranding and transformation costs	2,741	0.04	827	0.01
Indemnification asset release	—	—	16,007	0.21
Loss on extinguishment of debt	632	0.01	—	—
Other adjustments	—	—	(83)	(0.00)
Tax adjustments (1)	5,744	0.08	(11,919)	(0.16)
Tax effect of adjustments	(10,078)	(0.13)	(17,314)	(0.23)
Non-GAAP adjusted net income from continuing operations	$38,199	$0.51	$35,929	$0.48
Stock-based compensation, pre-tax	12,443	0.17	20,051	0.27
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	10,577	$0.14	17,043	0.23
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$48,776	$0.65	$52,972	$0.71

Shares used in computing non-GAAP diluted net income per share	—	74,897	—	74,455

(1)	Tax adjustments during all periods include adjustments to tax benefits related to stock compensation windfalls. These benefits are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the quarter ended September 30, 2022, include a $4.1M increase to expense related to the exclusion of allocations between continuing operations and discontinued operations.

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2022	2022	2021	2022	2021
GAAP net (loss) income	$(20,765)	$(9,570)	$21,805	$2,132,859	$110,747
Less: Income from discontinued operations	15,454	2,555	(44,201)	(2,144,145)	(139,616)
GAAP net (loss) income from continuing operations	(5,310)	(7,015)	(22,397)	(11,286)	(28,869)
Adjustments:
Less: Interest income	(10,353)	(6,822)	(129)	(20,286)	(632)
Add: Interest expense	478	2,101	552	4,589	2,037
Add / Less: Income tax provision (benefit)	1,910	7,293	(15,480)	1,350	(20,100)
Add: Depreciation	6,087	5,253	5,055	21,864	19,488
Add: Amortization of completed technology	1,901	1,810	1,873	7,325	8,073
Add: Amortization of customer relationships and acquired intangible assets	6,900	5,745	7,642	24,956	29,299
Add: Loss on extinguishment of debt	—	—	—	632	—
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$1,613	$8,365	$(22,884)	$29,144	$9,296

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2022	2022	2021	2022	2021
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$1,613	$8,365	$(22,884)	$29,144	$9,296
Adjustments:
Add: Stock-based compensation	(49)	3,485	5,138	12,443	20,051
Add: Restructuring charges	393	23	332	712	385
Add: Merger and acquisition costs	6,959	1,664	8,427	17,929	20,662
Add: Tariff adjustment	—	—	—	(484)	5,497
Impairment of intangible assets	—	—	13,364	—	13,364
Add: Rebranding and transformation costs	536	289	827	2,741	827
Indemnification asset release	—	—	16,007	—	16,007
Less: Other adjustments	—	—	—	—	(83)
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$9,452	$13,826	$21,211	$62,485	$86,006

	Quarter Ended
Dollars in thousands	September 30, 2022		June 30, 2022		September 30, 2021
GAAP gross profit	$58,117	42.2%	$59,600	44.9%	$66,143	48.3%
Adjustments:
Amortization of completed technology	1,901	1.4	1,812	1.4	1,873	1.4
Other adjustment	289	0.2	—	—	—	—
Non-GAAP adjusted gross profit	$60,307	43.8%	$61,412	46.3%	$68,016	49.7%

	Life Sciences Products						Life Sciences Services
	Quarter Ended						Quarter Ended
Dollars in thousands	September 30, 2022		June 30, 2022		September 30, 2021		September 30, 2022		June 30, 2022		September 30, 2021
GAAP gross profit	$19,068	39.4%	$21,026	44.4%	$25,329	47.7%	$39,057	43.8%	$38,564	45.2%	$40,815	48.7%
Adjustments:
Amortization of completed technology	401	0.8	251	0.5	132	0.2	1,500	1.7	1,562	1.8	1,741	2.1
Other adjustment	—	—	—	—	—	—	289	0.3	—	—	—	—
Non-GAAP adjusted gross profit	$19,469	40.3%	$21,277	44.9%	$25,461	47.9%	$40,846	45.8%	$40,126	47.0%	$42,556	50.8%

	Year Ended
Dollars in thousands	September 30, 2022		September 30, 2021
GAAP gross profit	$255,584	46.0%	$243,809	47.5%
Adjustments:
Amortization of completed technology	7,325	1.3	8,073	1.6
Other adjustment	289	0.0	(83)	0.0
Tariff adjustment	(484)	(0.1)	5,497	1.1
Non-GAAP adjusted gross profit	$262,714	47.3%	$257,296	50.1%

	Life Sciences Products				Life Sciences Services
	Year Ended				Year Ended
Dollars in thousands	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
GAAP gross profit	$89,074	44.7%	$92,560	46.4%	$166,523	46.7%	$151,246	48.2%
Adjustments:
Amortization of completed technology	1,122	0.6	1,117	0.6	6,202	1.7	6,957	2.2
Other adjustment	—	—	—	—	289	0.1	(83)	(0.0)
Tariff adjustment	—	—	—	—	(484)	(0.1)	5,497	1.8
Non-GAAP adjusted gross profit	$90,196	45.2%	$93,677	46.9%	$172,530	48.4%	$163,617	52.1%

	Life Sciences Products			Life Sciences Services
	Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2022	2022	2021	2022	2022	2021
GAAP operating loss	$(141)	$1,965	$6,470	$12	$688	$2,602
Adjustments:
Amortization of completed technology	401	251	132	1,500	1,562	1,741
Other adjustment	—	—	—	339	—	—
Tariff adjustment	—	—	—	—	—	—
Non-GAAP adjusted operating profit	$260	$2,216	$6,602	$1,851	$2,250	$4,343

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2022	2022	2021	2022	2022	2021	2022	2022	2021
GAAP operating profit (loss)	$(129)	$2,654	$9,072	$(14,490)	$(7,736)	$(30,313)	$(14,619)	$(5,082)	$(21,241)
Adjustments:		—
Amortization of completed technology	1,901	1,813	1,873	—	—	—	1,901	1,813	1,873
Amortization of customer relationships and acquired intangible assets	—	—	—	6,900	5,745	7,642	6,900	5,745	7,642
Restructuring charges	—	—	—	393	22	333	393	22	333
Tariff adjustment	—	—	—	—	—	13,364	—	—	13,364
Rebranding and transformation costs	—	—	—	536	289	827	536	289	827
Other adjustment	339	—	—	(339)	—	—	—	—	—
Merger and acquisition costs	—	—	—	6,959	1,662	8,427	6,959	1,662	8,427
Non-GAAP adjusted operating profit (loss)	$2,111	$4,467	$10,945	$(41)	$(18)	$280	$2,070	$4,449	$11,225

	Life Sciences Products		Life Sciences Services
	Year Ended		Year Ended
Dollars in thousands	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
GAAP operating profit	$11,033	$21,971	$10,784	$10,289
Adjustments:
Amortization of completed technology	1,122	1,117	6,202	6,957
Other adjustment	—	—	345	(83)
Tariff adjustment	—	—	(484)	5,497
Non-GAAP adjusted operating profit	$12,155	$23,088	$16,847	$22,659

	Total Segments		Corporate		Total
	Year Ended		Year Ended		Year Ended
Dollars in thousands	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021	2022	2021
GAAP operating profit (loss)	$21,817	$32,260	$(46,552)	$(63,349)	$(24,735)	$(31,089)
Adjustments:
Amortization of completed technology	7,324	8,073	—	—	7,324	8,073
Amortization of customer relationships and acquired intangible assets	—	—	24,965	29,299	24,965	29,299
Restructuring charges	—	—	712	385	712	385
Tariff adjustment	(484)	5,497	—	—	(484)	5,497
Impairment of intangible assets	—		—	13,364	—	13,364
Rebranding and transformation costs	—	—	2,741	827	2,741	827
Other adjustment	345	(83)	(345)	—	—	(83)
Merger and acquisition costs	—	—	17,929	20,662	17,929	20,662
Non-GAAP adjusted operating profit (loss)	$29,002	$45,747	$(550)	$1,188	$28,452	$46,935

The Company has referenced in the explanation of revenue the estimated impact of COVID. Estimated impact of COVID includes the estimated revenue contribution from products delivered and services rendered to support COVID testing and research, and estimated constraints on the business due to disruptions in customer demand or the Company’s ability to deliver in the COVID environment.

	Life Sciences Products			Life Sciences Services			Azenta Total
	Year Ended			Year Ended			Year Ended
Dollars in millions	September 30, 2022	September 30, 2021	Change	September 30, 2022	September 30, 2021	Change	September 30, 2022	September 30, 2021	Change
Revenue	$199	$200	(0)%	$356	$314	13%	$555	$514	8%
Acquisitions/divestitures	7	—	(4)%	1	—	—%	8	—	(2)%
Currency exchange rates	(6)	—	3%	(5)	—	2%	(11)	—	2%
Organic revenue	198	200	(1)%	360	314	15%	558	514	9%
Estimated impact of COVID	22	45	14%	(1)	8	3%	22	53	8%
Organic revenue ex COVID	$176	$155	13%	$361	$306	18%	$537	$461	17%

	Life Sciences Products			Life Sciences Services			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
Dollars in millions	September 30, 2022	September 30, 2021	Change	September 30, 2022	September 30, 2021	Change	September 30, 2022	September 30, 2021	Change
Revenue	$48	$53	(9)%	$89	$84	6%	$138	$137	0%
Acquisitions/divestitures	4	—	(8)%	—	—	—%	4	—	(3)%
Currency exchange rates	(3)	—	7%	(3)	—	3%	(6)	—	4%
Organic revenue	48	53	(10)%	92	84	10%	139	137	2%
Estimated impact of COVID	—	11	23%	1	2	1%	1	12	10%
Organic revenue ex COVID	$48	$42	13%	$91	$82	11%	$139	$125	12%